Exhibit 99.1

For Immediate Release:

Resolute, Paper Excellence Merger Receives Canadian Competition Bureau Approval

(All financial information is in U.S. Dollars)

Richmond, British Columbia, and Montreal, Quebec – December 28, 2022 – The Paper Excellence Group (the “Group”), through its wholly-owned subsidiary Domtar Corporation (“Domtar”), a global diversified manufacturer of pulp and specialty, printing, writing, and packaging papers, and Resolute Forest Products Inc. (“Resolute”) (NYSE: RFP) (TSX: RFP), a global forest products company, jointly announced that the Canadian Commissioner of Competition has entered into a consent agreement regarding the parties’ business combination. Once the combination has been finalized, Domtar will acquire all of the outstanding common shares of Resolute stock for $20.50 per share and one contingent value right tied to potential duty deposit refunds of up to $500 million.

The consent agreement filed by the Canadian Commissioner of Competition with the Competition Tribunal today completes one of the remaining conditions to the closing of the transaction.

The transaction remains on course to close in the first half of 2023, subject to the satisfaction or waiver of the other conditions to the closing of the merger.

Cautionary Statements Regarding Forward-Looking Statements

Statements in this document that are not reported financial results or other historical information of Resolute are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, for example, statements included in this document relating to the proposed transaction between Resolute and Domtar; the prospective performance and outlook of Resolute’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “see,” “intends,” “continue” and other terms with similar meaning indicating possible future events or potential impact on Resolute’s business or its stockholders. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs, and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: uncertainties as to the timing of the proposed transaction; the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Resolute to pay a termination fee or other expenses; the inability to recover softwood lumber duty refunds in a timely manner or at all; the effect of the pendency of the proposed transaction on Resolute’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; and risks related to diverting management’s attention from Resolute’s ongoing business operations. In addition, please refer to the documents that Resolute files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties with respect to Resolute and its business that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. All forward-looking statements in this document are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Resolute Forest Products

Resolute is a global leader in the forest products industry with a diverse range of products, including market pulp, tissue, wood products and papers, which are marketed in over 60 countries. The company owns or operates some 40 facilities, as well as power generation assets, in the United States and Canada. Resolute has third-party certified 100% of its managed woodlands to internationally recognized sustainable forest management standards. The shares of Resolute trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute has received regional, North American and global recognition for its leadership in corporate social responsibility and sustainable development, as well as for its business practices. Visit www.resolutefp.com for more information.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s principal executive office is in Fort Mill, South Carolina and Domtar is part of the Paper Excellence group of companies. To learn more, visit www.domtar.com.

About Paper Excellence

The Paper Excellence Group is a privately-held holding company that oversees individual pulp and paper business units. Its operations include the manufacturing of pulp and specialty, printing and writing, and packaging papers, producing over 7 million tons annually with a workforce of over 10,000 in its nearly 40 locations across the Americas and Europe. For more information on Paper Excellence, please visit www.paperexcellence.com.

Paper Excellence Contacts

Media:

Martin Croteau

Tel.: 418-956-6898

Email: martin.croteau@paainc.ca

Resolute Contacts

Investors:

Marianne Limoges, Treasurer and Vice President, Investor Relations

Tel.: 514-394-2217 or 514 838-0949 (cell)

Email: marianne.limoges@resolutefp.com

Media and Others:

Seth Kursman, Vice President, Corporate Communications, Sustainability and Government Affairs

Tel.: 514-394-2398 or 514-826-5040 (cell)

Email: seth.kursman@resolutefp.com